UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 2, 2016 (February 25, 2016)

Arbor Realty Trust, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

001-32136	20-0057959
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

333 Earle Ovington Boulevard, Suite 900
Uniondale, New York	11553
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(516) 506-4200

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                                   Entry into a Material Definitive Agreement

Asset Purchase Agreement

As previously announced, Arbor Realty Trust, Inc., a Maryland corporation (the “Company”), entered into an Asset Purchase Agreement, dated as of February 25, 2016 (the “Asset Purchase Agreement”), by and among the Company, Arbor Realty Limited Partnership, a Delaware limited partnership (the “Partnership”), ARSR Acquisition Company, LLC, a Delaware limited liability company (the “TRS” and together with the Partnership, the “Buyer”), Arbor Commercial Funding, LLC, a New York limited liability company (“ACF”), and Arbor Commercial Mortgage, LLC, a New York limited liability company (“ACM”, and together with ACF, the “Seller”) to acquire the “Included Business” of the Seller for $250 million.  The “Included Business” represents the Agency business of the Seller relating to (i) underwriting, originating, selling and servicing multifamily mortgages at various locations in the United States under the Fannie Mae DUS program and the FHA, Ginnie Mae and Freddie Mac programs and (ii) underwriting, originating and selling multifamily mortgages at various locations in the United States under conduit programs.

The $250 million purchase price is to be paid 50% in cash and 50% in limited partnership units in the Partnership which are redeemable for cash or, at the Company’s option, for shares of common stock of the Company on a one-for-one basis (“OP Units”). The equity component of the purchase price consists of 19.23 million OP Units, which was based on a price per share of Company’s common stock of $6.50.  The shares of common stock of the Company that may be issuable upon redemption of the OP Units as discussed above will be subject to an existing Registration Rights Agreement between the Company and ACM.  In addition, each of these OP Units will be paired with a share of newly designated special voting preferred stock of the Company which will entitle ACM to one vote per share on any matter submitted to a vote of the Company’s shareholders.

The purchase price (both the cash and OP Unit consideration) is subject to potential adjustment based on changes in the value of the acquired servicing portfolio on the closing date. The Company has the option, at the discretion of the Special Committee of independent members of the Board of Directors of the Company (the “Special Committee”) to utilize up to $50 million of seller financing to satisfy a portion of the cash consideration.  All of the employees directly related to the Acquired Businesses will become a part of the Company following the consummation of the transaction.

In addition, pursuant to the Asset Purchase Agreement, upon the consummation of the acquisition, the Company will have a two year option to purchase for $25 million (increasing to $27 million in the second year) the existing Management Agreement by and among the Company, the Operating Partnership and ACM and fully internalize the Company’s management structure. The exercise of this option will be in the sole discretion of the Special Committee.

The Asset Purchase Agreement contains representations, warranties and covenants of the parties customary for transactions of this type. The Asset Purchase Agreement provides for certain indemnification obligations on the parties that are subject to limitations set forth in the Asset Purchase Agreement.  The consummation of the transactions contemplated under the Asset Purchase Agreement are subject to the satisfaction or waiver of a number of customary conditions set forth in the Asset Purchase Agreement, including (i) the receipt of certain government and agency approvals, (ii) certain third party approvals, and (iii) a vote of the Company’s shareholders to approve the transaction and the issuance of OP Units to ACM.

The Asset Purchase Agreement provides that (i) either the Seller or the Company may terminate the Asset Purchase Agreement if, among certain other circumstances, the conditions to the transactions have become incapable of fulfillment prior to August 15, 2016 (which may be extended by a period of three months if required antitrust approvals have not been received by August 15, 2016), (ii) the Company may terminate the Asset Purchase Agreement if  (a) the Special Committee withdraws or adversely changes its approval or recommendation with respect to the transaction or (b) if the issuance of common stock of the Company or the OP Units would be deemed too dilutive to the Company or the capital markets are unreceptive to any offering of common stock of the Company (as determined by the Special Committee).  The Asset Purchase Agreement also provides that upon termination under specified circumstances, including, among others, termination by the Company pursuant to the items described in clause (ii) above, the Company will pay to the Seller a termination fee of $3,000,000.

Voting and Standstill Agreement

Concurrently with the execution and delivery of the Asset Purchase Agreement, on February 25, 2016, ACM, Ivan Kaufman, the President and CEO of the Company and the principal and CEO of ACM and The Ivan and Lisa Kaufman Family Trust (collectively, the “Stockholders”) entered into a voting and standstill agreement with the Company, pursuant to which, among other things, (i) the Stockholders have agreed, subject to the terms and conditions set forth therein, to vote the shares of the Company’s common stock owned by them in favor of the transactions contemplated by the Asset Purchase Agreement, including the issuance of the OP Units contemplated thereby and (ii) the Stockholders have agreed, subject to the terms and conditions set forth therein, not to acquire shares of the Company’s common stock (or securities convertible or exchangeable for shares of the Company’s common stock) above the thresholds specified therein and during the time periods specified therein.

*                                         *                                         *                                         *

The foregoing descriptions of the Asset Purchase Agreement and the Voting and Standstill Agreement (the “Filed Documents”) and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Asset Purchase

Agreement filed as Exhibit 2.1 hereto and the Voting and Standstill Agreement filed as Exhibit 10.1 hereto, each of which is incorporated herein by reference. The Filed Documents have been included solely to provide investors and security holders with information regarding their terms.  The Filed Documents are not intended to be a source of financial, business or operational information about the Company or its subsidiaries or affiliates and this summary is not intended to modify or supplement any factual disclosures about the Company and should not be relied upon as disclosure about the Company without consideration of the periodic and current reports and statements that the Company files with the SEC. The terms of the Filed Documents govern the contractual rights and relationships, and allocate risks, among the parties in relation to the transactions contemplated by the Filed Documents.  In particular, the representations and warranties made by the parties to each other in the Asset Purchase Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and confidential disclosure schedules to the Asset Purchase Agreement and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and investors and security holders should not rely on them as statements of fact.

Item 3.02                                                                   Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report is incorporated by reference in this Item 3.02. The OP Units to be issued and sold pursuant to the Asset Purchase Agreement and the paired shares of the Company’s newly designated special voting preferred stock will be issued and sold in reliance on Section 4(a)(2) of the Securities Act.

Important Information for Investors and Stockholders

This Current Report on Form 8-K shall not constitute a solicitation of any vote or approval. The proposed transaction will be submitted to the stockholders of the Company for their consideration. The Company will file a proxy statement and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (the “SEC”). The Company will provide the final proxy statement to its stockholders. Investors and security holders are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available, as well as any amendments or supplements to those documents, because they will contain important information about the Company and the proposed transaction. Investors and security holders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about the Company free of charge at the SEC’s website at http://www.sec.gov. In addition, the proxy statement, the SEC filings that will be incorporated by reference in the proxy statement and the other documents filed with the SEC by the Company may be obtained free of charge by directing such request to: moreinfo@arbor.com, or the documents can be obtained directly by accessing the investor relations section of the Company’s website at www.arborrealtytrust.com.

The Company and its directors, executive officers, and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in favor of the proposed transactions from the stockholders of the Company. Information about the directors and executive officers of the Company is set forth in the proxy statement on Schedule 14A for the Company’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2015.  Additional information regarding participants in the proxy solicitation may be obtained by reading the proxy statement regarding the proposed transaction when it becomes available.

Safe Harbor Statement

Certain items in this Current Report on Form 8-K or on the conference call may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from the Company’s expectations will be detailed in our SEC reports. Such forward-looking statements speak only as of the date of this filing. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein or on the conference call to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

The following factors, among others, could cause our actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Asset Purchase Agreement between the Company and Arbor Commercial Mortgage, LLC for the proposed transaction; (2) the inability to complete the transactions contemplated by such Asset Purchase Agreement due to the failure to obtain the required stockholder approval; (3) the inability to satisfy the other conditions specified in such Asset Purchase Agreement, including without limitation the receipt of necessary governmental or regulatory approvals required to complete the transactions contemplated by such Asset Purchase Agreement; (4) the inability to successfully integrate our business with the purchased business or to integrate the businesses within the anticipated timeframe; (5) the risk that the proposed transactions disrupt current plans and operations and increase operating costs; (6) the ability to recognize the anticipated benefits of the transaction including the realization of synergy benefits and to recognize such benefits within the anticipated timeframe; (7) the outcome of any legal proceedings that may be instituted against the Company or others following announcement of such Asset Purchase Agreement and transactions contemplated therein; and (8) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors.

Item 9.01                                                                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit

2.1

Asset Purchase Agreement, dated as of February 25, 2016, by and among Arbor Realty Trust, Inc., a Maryland corporation (the “Company”), Arbor Realty Limited Partnership, a Delaware limited partnership (the “Partnership”), ARSR Acquisition Company, LLC, a Delaware limited liability company (the “TRS” and together with the Partnership, the “Buyer”), Arbor Commercial Funding, LLC, a New York limited liability company (“ACF”), and Arbor Commercial Mortgage, LLC, a New York limited liability company (“ACM” and together with ACF, the “Seller”) (the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K)

10.1

Voting and Standstill Agreement, dated as of February 25, 2016, by and among Arbor Realty Trust, Inc., a Maryland corporation (the “Buyer”), Arbor Commercial Mortgage, LLC, a New York limited liability company (“ACM” and together with Arbor Commercial Funding, LLC, a New York limited liability company, the “Seller”) and the other Persons whose names appear on the signature pages hereto (each such Person, together with ACM, a “Stockholder” and, collectively, the “Stockholders”)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBOR REALTY TRUST, INC.

	By:	/s/ Paul Elenio
	Name:	Paul Elenio
	Title:	Chief Financial Officer

Date: March 2, 2016

EXHIBIT INDEX

Exhibit Number

2.1

Asset Purchase Agreement, dated as of February 25, 2016, by and among Arbor Realty Trust, Inc., a Maryland corporation (the “Company”), Arbor Realty Limited Partnership, a Delaware limited partnership (the “Partnership”), ARSR Acquisition Company, LLC, a Delaware limited liability company (the “TRS” and together with the Partnership, the “Buyer”), Arbor Commercial Funding, LLC, a New York limited liability company (“ACF”), and Arbor Commercial Mortgage, LLC, a New York limited liability company (“ACM” and together with ACF, the “Seller”) (the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K)

10.1

Voting and Standstill Agreement, dated as of February 25, 2016, by and among Arbor Realty Trust, Inc., a Maryland corporation (the “Buyer”), Arbor Commercial Mortgage, LLC, a New York limited liability company (“ACM” and together with Arbor Commercial Funding, LLC, a New York limited liability company, the “Seller”) and the other Persons whose names appear on the signature pages hereto (each such Person, together with ACM, a “Stockholder” and, collectively, the “Stockholders”)